                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 28, 2002



                           BENTON OIL AND GAS COMPANY
             (Exact name of registrant as specified in its charter)



DELAWARE                             1-10762                    77-0196707
(State or other                   (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)



                      15835 Park Ten Place Drive, Suite 115
                              Houston, Texas 77084
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (281) 579-6700

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On February 27, 2002, Benton Oil and Gas Company (the "Company") entered into a Sale and Purchase Agreement to sell our entire 68 percent interest in Arctic Gas Company to a nominee of the Yukos Oil Company, a Russian oil and gas company, for $190 million plus approximately $30 million as repayment of inter-company loans owed to us by Arctic Gas Company. On March 28, 2002, the Company received the first $120 million of the sale proceeds. While no assurances can be given, we expect that all aspects of this transaction will be completed in April 2002. The amount of consideration that the Company will receive for this sale was determined by negotiations between the Company and the purchaser's representatives, and in determining the final purchase price, the Company took into consideration the advice of its investment bankers, including comparable sales data and other data provided to the Company.

ITEM 5. OTHER EVENTS.

            On April 1, 2002, the Company issued a news release stating that the Company has notified the $108 million 11 5/8% Senior Note holders that the Notes will be redeemed on May 1, 2002. A copy of the news release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         Not applicable.

     (b) PRO FORMA FINANCIAL INFORMATION

         Pro Forma Financial Information related to the disposition of the 68% ownership in Arctic Gas Company, repayment of intercompany debt and to repay $108 million of 11 5/8% Senior Notes at par. The Pro Forma adjustments reflect a net gain after tax of $92.0 million, net of tax of $50.5 million. The estimated taxable gain on the sale will be offset by net operating losses for federal income tax purposes, which are included as a component of deferred tax assets.

                   BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
            SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                             (AMOUNTS IN THOUSANDS)

                                                     AS OF
                                                  DECEMBER 31,         PRO FORMA
                                                      2001          ADJUSTMENTS (1)       PRO FORMA
                                                  ------------      ---------------       ---------
ASSETS:
Cash                                                $ 9,024              $ 82,587           $ 91,611
Investment in Arctic Gas                             24,405               (24,405)                 -
Intercompany Receivable                              28,829               (28,829)                 -
Deferred Tax Asset                                   57,700               (44,398)            13,302
Other Assets                                        228,193                                  228,193
                                                  ---------                                ---------
     Total                                        $ 348,151                                $ 333,106
                                                  =========                                =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities                                        $ 58,945                                 $ 58,945
Long-Term Debt                                      221,583              (108,000)           113,583
Total Stockholders' Equity                           67,623                92,955            160,578
                                               ----- ------                                ---------
     Total                                        $ 348,151                                $ 333,106
                                                  =========                                =========

Debt to Total Equity                                     77%                                      41%

     (1) To record gain on sale of 68 percent interest in Arctic Gas Company, to repay intercompany debt and to repay $108 million of 11 5/8 percent senior notes.

     (c) EXHIBITS

         10.1 Sale and Purchase Agreement dated February 27, 2002 between Benton Oil and Gas Company and Sequential Holdings Russian Investors Limited regarding the sale of Benton Oil and Gas Company's 68 percent interest in Arctic Gas Company (incorporated by reference to Exhibit 10.25 to the Company's Annual Report on Form 10-K, filed on April 1, 2002.

         99.1 Press Release dated April 2, 2002, announcing the notification to the $108 million 11 5/8% Senior Note holders that the Notes will be redeemed on May 1, 2002.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of April, 2002.

                                       BENTON OIL AND GAS COMPANY


                                       By: /s/ Steven W. Tholen
                                          --------------------------------------
                                          Steven W. Tholen,
                                          Senior Vice President & CFO

                               INDEX TO EXHIBITS

 Item
Number                  Exhibit
------                  -------
 10.1 Sale and Purchase Agreement dated February 27, 2002 between Benton Oil and Gas Company and Sequential Holdings Russian Investors Limited regarding the sale of Benton Oil and Gas Company's 68 percent interest in Arctic Gas Company (incorporated by reference to Exhibit 10.25 to the Company's Annual Report on Form 10-K, filed on April 1, 2002.

 99.1 Press Release dated April 2, 2002, announcing the notification to the $108 million 11 5/8% Senior note holders that the Notes will be redeemed on May 1, 2002.